ALEXANDER & BALDWIN, INC.
2012 INCENTIVE COMPENSATION PLAN
AMENDMENT NO. 1
The Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan (the “Plan”) is hereby amended effective as of January 24, 2017.
1.    Definition MM in the Appendix to the Plan is hereby amended in its entirety to read as follows:
“MM. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term Subsidiary shall also include any wholly-owned limited liability company in such chain of subsidiaries.”
2.    Except as modified by this Amendment No. 1, all of the terms and provisions of the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment No. 1 to be executed on this 25th day of January, 2017.

ALEXANDER & BALDWIN, INC.

By: /s/ Son-Jai Paik
Its: Vice President

By: /s/ Alyson J. Nakamura
Its: Secretary